Exhibit 99.1

Tronox Releases Selected Preliminary First Quarter 2020 Financial Results and Provides Business Update

Revenue within previously issued guidance

Adjusted EBITDA and Adjusted EPS to exceed previously issued guidance

STAMFORD, Conn., April 17, 2020 – Tronox Holdings plc (NYSE:TROX) (“Tronox” or the “Company”), the world's leading integrated manufacturer of titanium dioxide pigment, today released selected preliminary unaudited financial results for the quarter ending March 31, 2020 and provided an update on its business.

First Quarter 2020 Highlights:

•	Revenue expected to be $722 million(1)

•	Adjusted EBITDA expected to be $172 million(1)(2) (Non-GAAP)

•	Adjusted EPS expected to be between $0.20 and $0.26(1)(2) (Non-GAAP)

•	Solid balance sheet and broad flexibility to manage cash flows

(1)
Note: The information is preliminary, based upon information available as of today and is subject to change and finalization following the completion of adjustments associated with purchase accounting and taxes, as well as management’s disclosure controls process.

(2)	Refer to the tables at the end of this press release for a reconciliation to net income.

Jeffry N. Quinn, Chairman and Chief Executive Officer of Tronox commented, “I am very pleased with Tronox’s strong first quarter 2020 results, which came in above consensus and our previously issued guidance despite the onset of the COVID-19 pandemic in the latter part of the quarter.  We expect first quarter revenue of $722 million, in-line with first quarter 2019 revenue pro forma for the Cristal transaction, and Adjusted EBITDA of $172 million, an increase of 22 percent over first quarter 2019 pro forma Adjusted EBITDA of $141 million.  We expect Adjusted EPS to be between $0.20 and $0.26.  We will report our full financial results as planned in early May.

“We continue to prioritize the safety, health and well-being of our employees and their families while preserving and protecting our business.  Our operations have been designated as essential to support the continued manufacturing of products such as food and medical packaging, medical equipment, pharmaceuticals, and personal protective gear.  All of our sites are currently running to planned production levels, excluding South Africa where we elected to leverage our inventories on hand and not operate our mines and concentrators and run our smelters at a near-full rate with a reduced workforce through the initial 21-day countrywide lockdown period.  In the coming days, we expect to restart our mines and concentrators.

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“Our balanced geographic sales, vertically integrated business model with operations across six continents and integrated business planning capabilities enable us to rapidly respond to changing regional market conditions.  Demand for TiO2 in North America has been the most resilient, as we benefit from our exposure to do-it-yourself coatings and packaging applications.  Regions hit hardest by the virus have experienced lower than normal demand, but we are seeing signs of certain markets picking back up in areas within Europe.  Asia Pacific remains mixed, with China continuing to show strength, while we continue to monitor the developments in countries such as India.  Based on our current forward order book, we expect our TiO2 volumes in the second quarter to be only 4-7 percent below the volumes we achieved in the first quarter, which were up 7 percent from the fourth quarter last year.  We are monitoring the changing market conditions daily but continue to believe that Tronox is well positioned to meet the challenges of the current situation.  Zircon demand remains mixed, with demand recovering in China offset by weaker demand in Europe.  Zircon volumes for the first quarter were in-line with fourth quarter 2019 volumes.

“Our balance sheet is strong.  As of March 31, 2020, our total available liquidity was $570 million, including $419 million in cash and cash equivalents and $151 million available under revolving credit agreements including $123 million available under our ABL facility.  Our total debt was $3.2 billion and net debt to trailing-twelve month Adjusted EBITDA pro forma for the Cristal transaction was 3.9x.  There are no upcoming maturities on the Company’s term loan or bonds until 2024.  The Company also has no financial covenants on its term loan or bonds and only one springing financial covenant on its ABL facility, which we do not expect to be triggered in any scenario.

“We are proactively managing our cash flow through cost reductions, harvesting of working capital, and reducing capital expenditures by at least $50 million.  We have ample levers available to ensure sufficient cash across a wide range of economic scenarios.

“We continue to run our operations according to plan with the ability to adjust accordingly to address shifting circumstances.  Our unique integrated business planning capabilities enable us to optimize our business at each step of our value chain.  We are working diligently across our global network to operate safely and supply our customers and ensure we are prepared to fully participate in the economic recovery to come.”

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Mr. Quinn concluded, “One week ago today, we celebrated the one-year anniversary of the closing of the Cristal acquisition.  A year ago, we did not anticipate the circumstances we are facing today; however, we are finding that as a combined company, the New Tronox is far more resilient and able to weather the storm with substantially more flexibility and strength, providing us the ability to continue executing on our strategy to enhance our position as the leading vertically integrated TiO2 producer.”

First Quarter 2020 Earnings Release and Webcast Conference Call

Tronox will report full financial results for the first quarter 2020 on Wednesday, May 6, 2020 and will conduct a webcast conference call on Thursday, May 7, 2020 at 8:30 a.m. ET (New York), the details of which are included below.

Earnings Release: Wednesday, May 6, 2020, after the market close via PR Newswire and the Tronox Holdings plc website: tronox.com

Webcast Conference Call: Thursday, May 7, 2020, at 8:30 a.m. ET (New York).  The live call is open to the public via internet broadcast and telephone.

Internet Broadcast:  Tronox.com
Dial-in Telephone Numbers:
U.S. / Canada: +1.877.831.3840
International: +1.224.633.1393
Conference ID: 9961929

Conference Call Presentation Slides will be used during the conference call and will be available on our website: Tronox.com

Conference Call Replay: Available via the internet and telephone beginning on May 7, 2020, 11:30 a.m. ET (New York), until May 14, 2020, 11:30 a.m. ET (New York)

Internet Replay: Tronox.com
Replay Dial-in Telephone Numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 9961929

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About Tronox

Tronox Holdings plc is one of the world's leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals; and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With nearly 7,000 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit Tronox.com.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated synergies based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, actual synergies, or achievements to differ materially from the results, level of activity, performance, anticipated synergies or achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, business and market disruptions related to the COVID-19 pandemic, market conditions and price volatility for titanium dioxide, zircon and other feedstock materials, as well as global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our mining and manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company's filings with the Securities and Exchange Commission (SEC).

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Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, synergies or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding the financial results of Tronox Holdings plc, we have disclosed in this press release certain non-U.S. GAAP operating performance measures of Adjusted EBITDA and Adjusted EPS.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the Company's results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the Company may be different from non-U.S. GAAP financial measures presented by other companies. The Company believes the non-U.S. GAAP information provides useful measures to investors regarding the Company's financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Jennifer Guenther
+1.646.960.6598

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TRONOX HOLDINGS PLC

RECONCILIATION OF PRELIMINARY NET INCOME FROM CONTINUING OPERATIONS (US GAAP) TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

Three Months Ended March 31, 2020

Preliminary net income from continuing operations (U.S. GAAP) (a)	$34
Interest expense	45
Interest income	(3)
Income tax provision (a)	8
Depreciation, depletion and amortization expense (a)	75
EBITDA (non-U.S. GAAP)	159
Share-based compensation (b)	9
Restructuring (c)	2
Integration Costs (d)	6
Foreign currency remeasurement (e)	(12)
Other items (f)	8
Adjusted EBITDA (non-U.S. GAAP)	$172

(a) Preliminary net income from continuing operations is subject to change as we finalize our Disclosure & Controls processes and complete our purchase accounting and tax provision analyses.
(b) Represents non-cash share-based compensation.
(c) Represents amounts for employee-related costs, including severance.
(d) Represents integration costs associated with the Cristal acquisition which were recorded in “Selling, general and administrative expenses”.
(e) Represents realized and unrealized gains and losses associated with foreign currency remeasurement related to third-party and intercompany receivables and liabilities denominated in a currency other than the functional currency of the entity holding them, net of the change in value of any associated derivative instruments, which are included in “Other expense, net”.
(f) Includes noncash asset writeoffs, pension and postretirement costs, accretion expense and other items included in “Selling general and administrative expenses”, “Cost of goods sold” and “Other income (expense), net”.

TRONOX HOLDINGS PLC

RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF PRELIMINARY NET INCOME FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC  (U.S. GAAP)
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)

	Three Months Ended March 31, 2020
	Low End	High End

Preliminary net income from continuing operations attributable to Tronox Holdings plc (U.S. GAAP) (a)	$20	$28
Restructuring (b)	2	2
Integration costs (c)	6	6
Other	1	1
Adjusted net income from continuing operations attributable to Tronox Holdings plc (non-U.S. GAAP)	$29	$37

Diluted net income per share from continuing operations (U.S. GAAP)	$0.14	$0.19

Restructuring, per share	0.01	0.01
Integration costs, per share	0.04	0.04
Other	0.01	0.01
Diluted adjusted net income from continuing operations per share attributable to Tronox Holdings plc (non-U.S. GAAP)	$0.20	$0.26

Weighted average shares outstanding, diluted (in thousands)	143,596	143,596

(a) Preliminary net income from continuing operations attributable to Tronox is subject to change as we finalize our Disclosure & Controls processes and complete our purchase accounting and tax provision analyses.
(b) Represents amounts for employee-related costs, including severance, net of tax .
(c) Represents integration costs associated with the Cristal acquisition after the acquisition which were recorded in “Selling, general and administrative expenses”.